115767535
323675108
Home Eq
Ameriquest
1
DELINQ(149/149)
OK
3/1/2005
$210,000.00
$210,000.00
$189,000.00
$188,584.91
90.00%
89.80%
0.00% 6/17/2005
$0.00
115768509
323675967
Home Eq
Ameriquest
1
DELINQ(149/149)
PA
2/1/2005 Drive-By
Appraisal
8/8/2005
$225,000.00
$198,000.00
$202,500.00
$202,021.86
90.00%
102.03%
-12.00% 6/17/2005
$0.00
115773426
323680280
Home Eq
Ameriquest
1
DELINQ(149/149)
LA
4/1/2005
10/24/2005
Drive-By BPO
7/19/2005
$112,000.00
$110,000.00
$99,000.00
$98,888.00
88.39%
89.89%
-1.78% 6/17/2005
$0.00
Watch List Report
Date: 11/22/2005 12:29:16 PM Deal Number: SAIL 2005-HE2 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 (3 records returned)
Watch List Report
Date: 11/22/2005 12:29:16 PM Deal Number: SAIL 2005-HE2 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 (3 records returned)